Exhibit 99.1

ORIC® Pharmaceuticals Reports Fourth Quarter and Full Year 2025 Financial Results and Operational Updates

Reported rinzimetostat (formerly ORIC-944) Phase 1b data that continue to demonstrate potential best-in-class efficacy and safety in mCRPC; selected provisional RP2Ds and initiated dose optimization in combination with AR inhibitors

Presented potential best-in-class enozertinib Phase 1b data demonstrating highly competitive systemic and intracranial activity in NSCLC patients with EGFR exon 20 and EGFR PACC mutations; selected Phase 3 monotherapy dose

Raised $264 million from top-tier healthcare specialist funds; Cash and investments expected to provide runway into 2H 2028 and beyond anticipated primary endpoint readout for rinzimetostat Phase 3 study

Expect to report multiple clinical data readouts for rinzimetostat and enozertinib in 2026, ahead of potential initiation of multiple registrational trials

SOUTH SAN FRANCISCO and SAN DIEGO, CA – February 23, 2026 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter and year ended December 31, 2025.

“2025 was a transformational year for ORIC highlighted by clinical data that further demonstrated the potential best-in-class profiles of rinzimetostat in prostate cancer and enozertinib in lung cancer,” said Jacob M. Chacko, M.D., president and chief executive officer. “Those data, along with substantially extended cash runway, position us well for 2026 and beyond as we advance our programs towards registrational studies.”

2025 Key Accomplishments

Rinzimetostat: a potent and selective allosteric inhibitor of PRC2

•
Completed Phase 1b dose exploration in prostate cancer and selected provisional recommended Phase 2 doses (RP2Ds) of rinzimetostat to be tested in combination with the approved doses of darolutamide and apalutamide in dose optimization.
•
Reported potential best-in-class efficacy and safety dose exploration data in combination with darolutamide and with apalutamide in patients with metastatic castration-resistant prostate cancer (mCRPC). Data demonstrated:
o
PSA responses and ctDNA reductions across all rinzimetostat dose levels and at comparable rates in combination with apalutamide or with darolutamide.

o
Broad and deep PSA responses that compare favorably to competitor PRC2 inhibitors, with 55% of patients (11/20) achieving a PSA50 response (confirmed in 40%), and 20% of patients (4/20) achieving a PSA90 response (all confirmed).
o
Rapid and deep ctDNA responses across a breadth of AR mutations and other gene alterations, with 76% (13/17) achieving > 50% ctDNA reduction, and 59% (10/17) achieving ctDNA clearance, which is greater than clearance rates observed in precedent trials with standard of care agents in comparable mCRPC patient populations.
o
Both combination regimens demonstrated a clearly differentiated safety profile compatible with long-term dosing, with the vast majority of treatment-related adverse events (TRAEs) Grade 1 or 2 in severity and consistent with PRC2 and AR inhibition.
•
Presented preclinical data at the EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics demonstrating potential utility of rinzimetostat combined with AR inhibition in castration-sensitive prostate cancer and combined with KRAS inhibition in KRAS G12C-mutant NSCLC and colorectal cancer models.

Enozertinib: a brain-penetrant inhibitor that selectively targets EGFR exon 20 and EGFR PACC mutations

•
Reported potential best-in-class efficacy and safety data from a Phase 1b trial of enozertinib at the ESMO Asia Congress 2025 in NSCLC patients with EGFR exon 20 and EGFR PACC mutations. Data demonstrated:
o
Systemic activity in 2L EGFR exon 20 and pretreated EGFR PACC exceeding competitor benchmarks.
o
Highly competitive preliminary 1L systemic activity, with 67% ORR in EGFR exon 20 and 80% ORR in EGFR PACC.
o
Convincing 1L CNS activity, with 100% intracranial ORR in EGFR exon 20 and 100% intracranial ORR in EGFR PACC in patients with measurable CNS disease, including in patients with active brain metastases.
o
Competitive safety profile, with no significant off-target toxicity, resulting in low rate of treatment discontinuations.
•
Announced a clinical trial collaboration and supply agreement with Johnson & Johnson to evaluate enozertinib in combination with amivantamab and hyaluronidase-lpuj subcutaneous injection (SC amivantamab) for the 1L treatment of NSCLC patients with EGFR exon 20 mutations.
•
Announced publication in Cancer Research of preclinical data demonstrating enozertinib’s exquisite selectivity, strong potency, brain penetrance, and antitumor activity across a broad range of EGFR exon 20 and PACC mutant models.

Anticipated Program Milestones:

ORIC anticipates the following upcoming milestones:

•
Rinzimetostat in mCRPC:
−
1Q 2026: Combination dose optimization data with AR inhibitor
−
1H 2026: Initiate first global Phase 3 registrational trial in mCRPC
−
2H 2026: Program update

•
Enozertinib in NSCLC:
−
2H 2026: 1L EGFR exon 20 monotherapy data and combination data with SC amivantamab
−
2H 2026: 1L EGFR PACC monotherapy data

Fourth Quarter and Full Year 2025 Financial Results

•
Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $392.3 million as of December 31, 2025, which includes net proceeds of $124.4 million from a private placement financing in May 2025 and $117.6 million from the company’s ATM program in 2025. Subsequent to the quarter ended December 31, 2025, the company raised an additional $20.0 million in net proceeds from a healthcare specialist fund under the ATM program resulting in proforma cash and investments of $412.3 million as of December 31, 2025. The company expects its cash and investments to fund the current operating plan into 2H 2028.

•
R&D Expenses: Research and development (R&D) expenses were $25.9 million for the three months ended December 31, 2025, compared to $32.0 million for the three months ended December 31, 2024, a decrease of $6.1 million. For the year ended December 31, 2025, R&D expenses were $109.8 million compared to $114.1 million for the same period in 2024, a decrease of $4.3 million. The decreases were due to lower rinzimetostat drug manufacturing costs and lower costs from discontinued programs, offset by higher personnel costs, including additional non-cash stock-based compensation, and costs related to the advancement of enozertinib.

•
G&A Expenses: General and administrative (G&A) expenses were $8.7 million for the three months ended December 31, 2025, compared to $7.6 million for the three months ended December 31, 2024, an increase of $1.1 million. For the year ended December 31, 2025, G&A expenses were $33.2 million compared to $28.8 million for the same period in 2024, an increase of $4.4 million. The increases were primarily due to higher personnel costs and professional services, including additional non-cash stock-based compensation.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) rinzimetostat (ORIC-944), an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer, and (2) enozertinib, a brain-penetrant inhibitor targeting EGFR exon 20 and EGFR PACC mutations, being developed for NSCLC. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on X or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the continued clinical development of rinzimetostat (ORIC-944) and enozertinib; the potential advantages of rinzimetostat and enozertinib; clinical outcomes, which may materially change as patient enrollment continues or more patient data become available; statements regarding the potential best-in-class properties of rinzimetostat and enozertinib; the development plans and timelines for rinzimetostat and enozertinib; plans underlying ORIC’s clinical trials and development; anticipated program milestones, including timing of program and data updates and the initiation of registrational trials; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of rinzimetostat, enozertinib or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of health emergencies, economic instability or international conflicts on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements or its clinical trial collaboration and supply agreements; the potential market for ORIC’s product candidates, and the progress and success of competing therapeutics currently available or in development; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates;

the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on February 23, 2026, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	December 31,
	2025	2024
Assets
Current assets:
Cash, cash equivalents and short-term investments	$281,488	$255,960
Prepaid expenses and other current assets	6,978	6,290
Total current assets	288,466	262,250

Long-term investments	110,762	—
Property and equipment, net	2,415	2,924
Other assets	7,247	8,968
Total assets	$408,890	$274,142

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,824	$1,548
Accrued liabilities	16,593	23,298
Total current liabilities	20,417	24,846

Other long-term liabilities	4,111	6,174
Total liabilities	24,528	31,020

Total stockholders' equity	384,362	243,122
Total liabilities and stockholders' equity	$408,890	$274,142

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Operating expenses:
Research and development	$25,856	$31,970	$109,818	$114,072
General and administrative	8,695	7,600	33,186	28,823
Total operating expenses	34,551	39,570	143,004	142,895
Loss from operations	(34,551)	(39,570)	(143,004)	(142,895)

Other income, net	4,046	3,263	13,536	15,048
Net loss	$(30,505)	$(36,307)	$(129,468)	$(127,847)
Other comprehensive income (loss):
Unrealized gain (loss) on investments	171	(343)	407	121
Comprehensive loss	$(30,334)	$(36,650)	$(129,061)	$(127,726)
Net loss per share, basic and diluted	$(0.30)	$(0.51)	$(1.47)	$(1.83)
Weighted-average shares outstanding, basic and diluted	102,585,754	70,652,013	87,793,801	69,727,940